UNITED STATES
SECURITIES AND EXCHANGE COMMISSION


Washington, D.C. 20549




FORM 8-K/A
(Amendment No. 1)


CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 31, 2003




ARADYME CORPORATION
(Exact name of registrant as specified in its charter)


        Delaware        0-50038 33-0619254
        (State or other jurisdiction    (Commission     (IRS Employer
        of incorporation)       File Number)    Identification Number)


677 East 700 South, Suite 201, American Fork, Utah      84003
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:     (801) 756-9585



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        As reported on a Current Report on Form 8-K dated March 31, 2003, on that date the registrant completed a reorganization with Aradyme Development Corporation, a Nevada corporation, in which, the registrant, which had approximately 1.5 million shares issued and outstanding, issued an aggregate of approximately 13.1 million shares of common stock and 12,000 shares of preferred stock (convertible into 120,000 shares of common stock) to the Aradyme stockholders. Options to purchase approximately 1.3 million shares of Aradyme common stock at $0.50 per share are being converted into options to purchase the same number of shares of the registrant's common stock on the same terms.

        As a result of the acquisition, Aradyme became a wholly-owned subsidiary of the registrant, the president of Aradyme was appointed the president of the registrant, and the other current officers and directors of Aradyme became the officers and directors of registrant. The registrant is continuing Aradyme's business as the registrant's new operating subsidiary. The registrant's new board of directors, consisting of former Aradyme principals, thereafter determined to discontinue the registrant's plan to implement an air charter service through its subsidiary, Svetlana Aviation, Inc. The registrant changed its name to Aradyme Corporation upon completion of the reorganization.

        Set forth below are the required historical and pro forma financial statements of the business acquired in the transaction described above.

a) The following financial statements are attached following the signature page to this report:

Aradyme Development Corporation
(A Development Stage Company)
Financial Statements
September 30, 2003

Independent Auditor's Report    F-1
Balance Sheet   F-2
Statements of Operations and Other Comprehensive Loss   F-4
Statements of Stockholders' Equity (Deficit)    F-5
Statements of Cash Flows        F-7
Notes to the Financial Statements       F-8

Financial statements for Aradyme Corporation and Subsidiaries, as of March 31, 2003, and for the three and six months then ended are included in the registrant's current report on Form 10-QSB for the quarter ended March 31, 2003, previously filed.

b) The following pro forma financial statements are attached following the signature page to this report:

Unaudited Condensed Combined Pro Forma Financial Statements     PF-1
Unaudited Condensed Combined Pro Forma Balance Sheet    PF-2
Unaudited Condensed Combined Pro Forma
  Statement of Operations (March 31, 2003)      PF-3
Unaudited Condensed Combined Pro Forma
  Statement of Operations (Year End)    PF-4



SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        ARADYME CORPORATION



Date:  May 29, 2003     By:
        James R. Spencer, Chief Executive Officer



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